Employment Contract

Party A:	Sino Clean Energy Inc.
Address:	Wangzuo International Plaza D, Suite 1502
1 Tangyan Road, Gaoxin District, Xi’an, China
(Hereinafter “Party A” or the “Company”)

Party B:	CHAN Hon Wan
Hong Kong Personal ID No.: D556969(A)
Address:	1 Tung Chung Crescent, 26th Floor, Suite F
New Territories, Hong Kong
(Hereinafter “Party B” or “Vice President of Finance”)

Whereas, Party A sincerely offers employment to Party B, and Party B is pleased to promise to provide the services set forth in Section I: Purpose of the Employment, the two parties, on the basis of equality and agreement reached through full consultation, have entered into the following contract.

I.	Purpose of the Employment

Party A engages Party B to serve as Party A’s Vice President of Finance and assist Party A in its financing in the capital markets in areas of finance, accounting and roadshow work, including but not limited to supervising the preparation and contents of Party A’s financial reports (10-Q and 10-K) and overseeing the compliance of reporting procedures and rules with the requirements of listing criteria of the exchanges in the United States.

II.	Service Fee and Payment Method

2.1	Monthly Fee:

Party A will pay to Party B a service fee of RMB 20,000 in each of the first six months of the Contract for the services set forth in Section I. This monthly fee must be paid on the last business day of the month in the form of check, cash or bank transfer deposit.

2.2	Roadshow Fee:

In addition to the monthly fee, a per diem roadshow fee of RMB 3,000 will be paid if there is need to stage such roadshows for investors, banks or other parties.

2.3	Reimbursable Expenses

All the room and board and traveling expenses incurred during the course of work for the matters entrusted by Party A will be reimbursed by Party A on the bases of actual receipts.

III.	Party B’s Promise

Party B hereby represents and promises to Party A:

(1) All his education and professional qualification certificates and documents provided to the Company are authentic and complete and are not misleading, and they remain valid;

(2) He has not been involved in any fraudulent, dishonest and embezzlement activities and has not withheld any unfavorable records regarding his past violation of any professional ethics or public company rules of any exchange; and

(3) Vice President of Finance guarantees and promises that, during the course of his employment with the Company and in a period of six months after the termination of this Contract, he will not seek employment for any position by any means with any other company or individual that competes with the Company.

IV.	Confidentiality Obligation

4.1 Vice President of Finance is aware that, during the course of performing his duties, he will have access to the Company or the Group’s confidential material, including but not limited to documents, data, figures, information, plan and news. Vice President of Finance acknowledges that such material is the property of the Company or the Group.

4.2 Vice President of Finance shall not disclose by any means any of the confidential material set forth in Section 4.1 to any third party; except when it is necessary to make such disclosure to the relevant employees or the professionals engaged by the Company in order to perform his duties, or when such disclosure is authorized by the Board of Directors or is made to comply with the order from a competent court;

4.3 Vice President of Finance shall not use such confidential material by any means for the benefit of himself, his relatives and friends or of any third party not approved by the Company;

4.4 Vice President of Finance shall take all necessary measures to prevent the spread or disclosure of such confidential material to any third party not approved by the Company; and

4.5 Within ten days upon termination of his employment or of this Contract, Vice President of Finance shall return all information and documents regarding the Company business to the Company.

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III.	Effective Term of the Contract

This Contract shall become effective on January 1, 2012. If either Party A or Party B desires to terminate this Contract, it must notify the other party in writing at least two months prior to the expiry date of this Contract.

IV.	Rider

This contract will take effect upon execution by both parties. It is in duplicates, with one to each party, and both have the same legal effect.

Party A (Signature/Seal):

Sino Clean Energy Inc. [Company Chop]

Party B (Signature):

/s/ CHAN Hon Wan

December 15, 2011

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